As filed with the Securities and Exchange Commission on March 25, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIND THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	56-2596148
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

325 Vassar Street Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

2013 Incentive Award Plan

(Full Title of the Plan)

Scott Minick

President and Chief Executive Officer

BIND Therapeutics, Inc.

325 Vassar Street

Cambridge, Massachusetts 02139

(Name and Address of Agent For Service)

(617) 491-3400

(Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share	749,017 shares(2)	$12.39 (3)	$9,280,321(3)	$1,195.31

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Consists of an additional 749,017 shares issuable under the 2013 Incentive Award Plan, as amended, pursuant to the terms of such plan.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on March 19, 2014.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 749,017 shares of the Registrant’s common stock to be issued pursuant to Registrant’s 2013 Incentive Award Plan and for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8

The contents of the Registration Statement on Form S-8 (File No. 333-191297), filed with the Securities and Exchange Commission on September 20, 2013 relating to the Registrant’s 2013 Incentive Award Plan, are incorporated by reference herein.

Item 8. Exhibits

The Exhibit Index immediately preceding the exhibits is incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts, on this 25th day of March, 2014.

BIND THERAPEUTICS, INC.

By:	/s/ SCOTT MINICK
Scott Minick
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of BIND Therapeutics, Inc., hereby severally constitute and appoint Scott Minick and Andrew Hirsch, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SCOTT MINICK Scott Minick	President, Chief Executive Officer and Director (Principal executive officer)	March 25, 2014

/s/ ANDREW HIRSCH Andrew Hirsch	Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting officer)	March 25, 2014

/s/ DANIEL LYNCH Daniel Lynch	Chairman of the Board of Directors	March 25, 2014

/s/ NOUBAR AFEYAN, PH.D. Noubar Afeyan, Ph.D.	Director	March 25, 2014

/s/ OMID FAROKHZAD, M.D. Omid Farokhzad, M.D.	Director	March 25, 2014

/s/ PETER BARTON HUTT Peter Barton Hutt	Director	March 25, 2014

/s/ ROBERT LANGER, SC.D. Robert Langer, Sc.D.	Director	March 25, 2014

/s/ AMIR NASHAT, SC.D. Amir Nashat, Sc.D.	Director	March 25, 2014

/s/ YURII UDALTSOV, CAND. SC. Yurii Udaltsov, Cand. Sc.	Director	March 25, 2014

INDEX TO EXHIBITS

Number	Description

4.1(1)	Restated Certificate of Incorporation of the Registrant

4.2(2)	Amended and Restated Bylaws of the Registrant

5.1	Opinion of Latham & Watkins LLP, counsel to the Registrant

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP

24	Power of attorney (included on the signature pages of this registration statement)

99.1(3)	2013 Incentive Award Plan and forms of agreements thereunder

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 25, 2013 (File No. 001-36072), and incorporated herein by reference.
(2)	Previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 25, 2013 (File No. 001-36072), and incorporated herein by reference.
(3)	Previously filed as Exhibit 10.2 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on September 5, 2013 (File No. 333-190566), and incorporated herein by reference.